UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2005

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (843) 740-7015______________________

_____________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE

        SHEET ARRANGEMENT OF A REGISTRANT.

On June 29, 2005, we issued a Demand Note with a maximum principal amount of $5,000,000 to GC Financial Services, Inc. The Demand Note will bear interest at a fixed rate of 4% per month. Additionally, we entered into Security Agreement to pledge our accounts, inventory, equipment, general intangibles, and certain other assets to GC Financial Services as collateral to secure payment of the Demand Note. Finally, we entered into a Purchase and Sale Agreement to sell to GC Financial Services certain of our receivables under Government Contract No. M67854-05-D-5091 in an amount not to exceed $63,000,000. We will receive 98.1% of the amounts due under such Contract.

The description of the transactions contained herein are qualified in their entirety by reference to the Bridge Facility Agreement, Demand Note, Purchase and Sale Agreement, and Security Agreement filed as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NUMBER     DESCRIPTION

4.1	Bridge Facility between the Company and GC Financial Services, Inc., dated June 29, 2005.
4.2	Demand Note between the Company and GC Financial Services, Inc., dated June 29, 2005.
10.1	Purchase and Sale Agreement the Company and GC Financial Services, Inc., dated June 29, 2005.
10.2	Security Agreement the Company and GC Financial Services, Inc., dated June 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)
Date July 8, 2005

/s/ Gordon McGilton
(Signature)
Print Name: Gordon McGilton
Title: Interim Chief Executive Officer

       Exhibit 4.1

BRIDGE FACILITY

       THIS BRIDGE FACILITY (the "Agreement") is made and entered into as of the 29th day of June, 2005, by and between FORCE PROTECTION INDUSTRIES, INC., a Nevada corporation (hereinafter called the "Borrower"), and GC FINANCIAL SERVICES, INC., a Nevada corporation (hereinafter called the "Lender");

ARTICLE I

DEFINITIONS

       1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

       "Advance" shall mean any advance by Lender to or for the benefit of Borrower.

       "Base Rate" shall mean a fixed rate of interest of four percent (4.00%) per month.

       "Business Day" shall mean a day (other than Saturday, Sunday or a legal holiday) on which banks in South Carolina, are open for business.

       "Debt" shall mean the total liabilities of Borrower, including the Indebtedness, calculated in accordance with generally accepted accounting principles, consistently applied.

       "Default Rate" shall mean five percent (5.0%) per month.

       "Drawdown Termination Date" shall mean December 31, 2005.

       "Financial Statements" shall collectively mean the financial statement or statements of Borrower described or referred to in Section 3.01 and Section 4.01 hereof.

       "Government Contracts" shall mean U.S. Government Contract M67854-05-D-5091, and all modifications, renewals, extensions, amendments and restatements thereof and substitutions therefor.

       "Indebtedness" shall mean any and all amounts owing or to become owing by Borrower to Lender in connection with the Note or this Agreement, together with any and all other indebtedness, liabilities and obligations whatsoever of Borrower to Lender, whether direct or indirect, absolute or contingent, primary or secondary, liquidated or unliquidated, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several, or joint and several, and whether in connection with this Loan Agreement or another transaction, and whether evidenced by note, draft, acceptance, guaranty, open account, or otherwise.

       "Loan" shall mean that certain loan made available to Borrower in the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00), subject to increase as provided herein, and being more particularly described in Section 2.01 hereof.

       "Maximum Rate" shall mean the maximum lawful rate of interest permitted to be charged to, received from, or contracted for, by Borrower under applicable usury laws, now or hereafter enacted, which interest rate shall change when and as such laws change, to the extent permitted by such laws, effective on the date such change in such laws becomes effective.

       "NASD" shall mean the National Association of Securities Dealers, Inc.

       "Note" shall mean the Demand Note of Borrower described in Section 2.01 hereof and all renewals, extensions, modifications, amendments, restatements and rearrangements thereof.

       "Person" shall mean any corporation, partnership, joint venture, limited liability company, association, trust, trustee, estate, individual, unincorporated business entity or governmental department, administrative agency or instrumentality, or other entity.

       "Security Agreement" shall mean that certain Security Agreement executed simultaneously herewith by Borrower.

       "Security Instruments" shall mean this Agreement, the Security Agreement and the agreements or instruments described or referred to in Section 8.03 hereof, and any and all other agreements or instruments executed heretofore, concurrently herewith by Borrower or any other Person in connection with, or as security for (or guaranteeing) the payment or performance of, the Note, this Agreement, or any document, instrument or agreement referenced therein or herein.

ARTICLE II

AMOUNT AND TERMS OF LOAN

       2.01     Loan. Subject to the terms and conditions hereof, Lender agrees to make the Loan to Borrower as described herein below. From the date of this Agreement through the Business Day preceding the Drawdown Termination Date, Lender may make one or more Advances under the Note, provided that the maximum aggregate original principal amount of the Advances shall not exceed Five Million and No/100 Dollars ($5,000,000.00); provided, however, that after 60 days, the maximum aggregate original principal amount of the advances may be increased, at the discretion of the Borrower to Seven Million and No/100 Dollars ($7,000,000.00). To evidence the Loan, Borrower will issue, execute, and deliver to Lender the Note. If the principal amount of the Note exceeds $5,000,000 at any time, the Borrower shall issue, execute, and deliver to Lender a new Note in an amount equal to the principal amount then outstanding and the old Note shall thereupon be marked cancelled. Interest on the Note shall be computed daily and accrue at the rate provided in Section 2.04 hereof. The principal of and interest to accrue on the Note shall be due and payable ON DEMAND, following 15 business days written notice of such demand, or if demand is not sooner made, then interest only on the unpaid principal balance of the Note shall be due and payable monthly as it accrues, beginning on July 31, 2005, and continuing regularly and monthly on the last day of each succeeding calendar month thereafter until December __, 2005, at which time the outstanding principal amount advanced thereunder, together with all accrued and unpaid interest, shall mature and be finally due and payable. All renewals, extensions, modifications and rearrangements of the Note, if any, shall be deemed to have been made pursuant to this Loan Agreement and, accordingly, shall be subject to the terms, conditions and provisions hereof, and Borrower shall be deemed to have ratified, as of the date of such renewal, extension, modification or rearrangement, all the representations, covenants, warranties, promises and agreements set forth herein as of such date.

       2.02      Advances. The first Advance hereunder shall be in a minimum amount of One Million Dollars ($1,000,000), and subsequent Advances shall be in increments of Five Hundred Thousand Dollars ($500,000). Each Advance shall be made pursuant to a written request, given by Borrower to Lender not later than 10:00 a.m. (local time, in Ladson, South Carolina) on the Business Day before the date of the proposed Advance.

       2.03      Optional and Mandatory Prepayments. Borrower, at its option, without notice, premium or penalty may prepay the Note, in full or in part at any time or from time to time, as set forth in the Note; provided, however, that the Note shall remain in full force and effect until terminated in writing by Lender at a time when no amounts, principal, interest or otherwise, are then owing, and Borrower releases Lender from any obligation to make Advances pursuant thereto. If at any time the outstanding principal under the Note exceeds the amount allowed by Section 2.02, Borrower shall immediately prepay the amount of such excess.

       2.04     Interest; Rebate for Early Payment. Each Advance shall bear interest at the Base Rate; provided that while a Default is continuing, each Advance shall bear interest at the Default Rate. Interest on the unpaid principal amount of the Note from time to time outstanding shall be computed on the basis of a year of 360 days, and paid for the actual number of days elapsed. Borrower shall pay to Lender all accrued but unpaid interest on Advances as set forth in Section 2.01 above. If the stated rates of interest under this Agreement ever exceed the Maximum Rate, then the outstanding principal amount of the Advances made hereunder shall bear interest at the Maximum Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Maximum Rate (the "Lost Interest") has been recaptured by Lender. Notwithstanding the foregoing or any other term in this Agreement or any document, instrument or agreement executed in connection herewith to the contrary, it is the intention of Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, if Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be canceled automatically and, if previously paid, shall at Lender's option be applied to the outstanding amount of the Loan or be refunded to Borrower.

       2.05     Taxes.

       (a)     No Deduction for Certain Taxes. If permissible by law, any and all payments by Borrower shall be made, in accordance with the provisions of this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which Lender is organized or any political subdivision of such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, with-holdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

       (b)     Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Note, or any documents, instruments or agreements executed in connection herewith (hereinafter referred to as "Other Taxes").

       (c)     Indemnification. Borrower indemnifies Lender for the full amount of Taxes or Other Taxes paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. Each payment required to be made by Borrower in respect of this indemnification shall be made to Lender within 30 days from the date Borrower receives written demand therefor.

       (d)     Evidence of Tax Payments. Borrower shall pay when due all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, Borrower shall provide to Lender an original or a certified copy of a receipt evidencing payment of such Taxes.

       2.06      Payments. All payments of principal of and interest on the Note shall be made to Lender at its office set forth on the signature page hereof. Whenever any payment of principal or of interest on the Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest shall be payable for such extended time at the rate of interest with respect thereto in effect at the due date. Upon request of the Company, the Lender will provide wire instructions to the Borrower for the purpose of making payments electronically.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

       Borrower represents and warrants to Lender that:

       3.01     Financial Statements. All financial statements of Borrower delivered to Lender on or before the date hereof are in accordance with the books and records of Borrower, and fairly present the financial position of Borrower, and the results of Borrower's operations in all respects as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis.

       3.02.     Absence of Undisclosed Liabilities. All material obligations and liabilities, contingent or otherwise, of Borrower, have been fully accrued or reserved for in the Financial Statements in accordance with generally accepted accounting principles. No material adverse change has occurred in the assets, liabilities, financial condition, business, or affairs of Borrower since the date of Borrower's Financial Statements.

       3.03     No Defaults. Borrower is not in default under, and there has not occurred any condition, event, or act which constitutes, or with notice or lapse of time (or both) would constitute a default under, any note, agreement, or other instrument to which Borrower is a party or by which Borrower is bound.

       3.04     Use of Proceeds. The proceeds of the Note will be used by Borrower in the ordinary course of Borrower's business, consistent with the past practice of Borrower, solely to acquire raw materials and inventory necessary to perform the Government Contracts.

       3.05     Certificate and By-Laws. The Borrower has furnished the Lender with a true, correct and complete copy of its Certificate of Incorporation and By-Laws, as amended, containing all amendments through the date hereof.

       3.06     Corporate Power. The Borrower has, and will have at all times during this Agreement is in effect, all requisite corporate power and authority to execute and deliver this Agreement and the Security Instruments and to carry out and perform its obligations under the terms of this Agreement and the Security Instruments.

       3.07     Authorization. All corporate action necessary for the authorization, execution, delivery and performance of this Agreement and the Security Instruments by the Borrower, and the performance of all of the Borrower's obligations hereunder and under the Security Instruments have been taken. This Agreement and the Security Instruments, when duly executed and delivered in accordance with this Agreement, will each constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

       3.08     Consents and Approvals; No Violation. Neither the execution nor the delivery of this Agreement or the Security Instruments by the Borrower will:

       (i)     require the approval or consent of any federal, state, local or other governmental body or agency;

       (ii)     conflict with or result in the breach or violation of any term or provision of, or will constitute a default under, or will otherwise impair the good standing, validity or effectiveness of, any provision of the Certificate of Incorporation or By-Laws of the Borrower or its subsidiaries;

       (iii)     result in the breach or violation of any material term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any contract, agreement, covenant or other document to which the Borrower or any subsidiary is bound or by which their property is affected; or

       (iv)     violate any federal, state, local or other governmental law or ordinance, or any order, writ, injunction, decree, rule or regulation of any court or other governmental agency or body applicable to the Borrower, its subsidiaries or any of their property on the date hereof.

ARTICLE IV

AFFIRMATIVE COVENANTS

       Borrower will at all times comply with the covenants contained in this Article IV, from the date hereof until such time as no part of the Note is outstanding, and Borrower has executed an instrument, in form and content acceptable to Lender, acknowledging full and satisfactory performance by Lender hereunder, and terminating this Agreement and any duties, liabilities or obligations of Lender hereunder.

       4.01     Financial Statements and Reports. Borrower will promptly furnish to Lender from time to time upon request such information regarding the business and affairs and financial condition of Borrower as Lender may reasonably request, including such financial statements as Lender may request. In addition, Borrower shall keep Lender fully informed as to the status and performance of the Government Contracts, and shall promptly notify Lender of any material developments relating thereto.

       4.02      Assignments. If either of the Government Contracts is hereafter modified, renewed, extended, amended or restated, or any additional contracts are hereafter executed in substitution for the Government Contracts, Borrower shall promptly assign same and all of Borrower's rights with respect thereto to Lender in compliance with applicable law, such that Lender is recognized by the account debtors thereunder to have all rights of an assignee of such accounts.

       4.03      Proceeds of Government Contracts. All proceeds of the Government Contracts shall be paid directly to Lender. Borrower will immediately forward to Lender any proceeds received by Borrower under the Government Contracts, in the identical form received. Borrower hereby acknowledges and agrees that all such payments, whether received by Lender or Borrower, will be the sole and exclusive property of Lender.

       4.04     Further Assurances. Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments.

       4.05     Performance of Obligations. Borrower will pay the Note according to its terms, and will perform its obligations under the Security Instruments at the time or times and in the manner specified.

       4.06     Reimbursement of Expenses. Borrower will pay all legal fees and expenses incurred by Lender in connection with the negotiation, preparation, amendment, and enforcement of the Note, this Agreement and the Security Instruments. Notwithstanding the foregoing, Borrower's liability hereunder for attorneys' fees in the preparation and negotiation of this Loan Agreement and the other Security Instruments through the date hereof shall not exceed Ten Thousand Dollars ($10,000.00)(plus reasonable applicable costs, expenses and disbursements of counsel to Lender).

       4.07     Insurance. Borrower shall maintain, with financially sound and reputable insurance companies, insurance of such types, in such amounts, and covering such risks as are standard in the industry, and as Lender may reasonably require. Borrower further agrees to provide to Lender promptly all information and copies of documentation reasonably requested by Lender. Lender shall appear as an additional named insured on all insurance obtained with respect to Borrower's inventory and equipment, and shall provide to Lender certificates of insurance to evidence its compliance with its obligations hereunder.

       4.08     Notice of Certain Events. Borrower shall promptly notify Lender if Borrower learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower; (iii) any dispute between Borrower and any governmental regulatory body or other entity that is likely to interfere with the normal business operations of Borrower; or (iv) any adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument, including this Agreement. Borrower will notify Lender in writing at least ten (10) Business Days prior to the date that Borrower shall permit any material change in its management or change its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

       4.09     Audits and Inspections. At all reasonable times and as often as may be reasonably requested by Lender, and at least bi-weekly, Borrower will permit Lender, and any person appointed by Lender to act for it and on its behalf, at Borrower's sole cost and expense (i) to inspect the collateral and the status and condition thereof, (ii) to examine Borrower's corporate and financial books and records, and other books, records, and properties, specifically including but not limited to all contracts, statements, invoices, bills and claims for labor, material, and services, and (iii) to discuss Borrower's affairs, finances and accounts with the officers, agents and employees of Borrower and Borrower's independent certified public accountants.

ARTICLE V

NEGATIVE COVENANTS

       Unless otherwise consented to by the Lender, Borrower will at all times comply with the covenants contained in this Article V, from the date hereof until such time as no part of the Note is outstanding, and Borrower has executed an instrument, in form and content acceptable to Lender, acknowledging full and satisfactory performance by Lender hereunder, and terminating this Agreement and any duties, liabilities or obligations of Lender hereunder.

       5.01 Debts, Guaranties and Other Obligations. Borrower will not incur, create, assume, or in any manner become or be liable in respect of any indebtedness; and Borrower will not guarantee or otherwise in any way become or be responsible for obligations of any other Person, except that the foregoing restrictions shall not apply to (a) the Note or other Indebtedness of Borrower to Lender, nor (b) liabilities, direct or contingent, of Borrower existing on the date of this Agreement which are reflected in the Financial Statements, nor (c) current trade and customer accounts payable which are for goods furnished or services rendered in the ordinary course of Borrower's existing business, in accordance with the past practice of Borrower and are payable in accordance with customary trade terms.

       5.02 Liens. Borrower shall not create or suffer to exist any lien upon any of its property now owned or hereafter acquired; provided, however, that Borrower may create or suffer to exist: (a) liens in effect on the date hereof and disclosed to Lender in writing, provided that the indebtedness secured thereby is refinanced by Lender, and that Lender is granted a first and prior perfected security interest in the collateral securing repayment thereof, and (b) liens in favor of Lender.

       5.03     Mergers, Consolidations, etc. Borrower will not, without the prior written consent of Lender which shall not be unreasonably withheld, in any single transaction or series of transactions, directly or indirectly, (a) amend its certificate or articles of incorporation or otherwise change its corporate name or equity structure, or (b) consolidate with or merge into or acquire any Person, or permit any other Person to consolidate with or merge into or acquire Borrower, or (c) liquidate, dissolve or discontinue operations at substantially similar levels as those currently conducted, or (d) acquire the stock of or other equity interest in any Person, or (e) form any subsidiary, or (f) change its fiscal year end, or (g) enter into any business or enterprise, or conduct any material activity, other than those businesses, enterprises or activities in which Borrower is currently engaged in the ordinary course of its business and in accordance with Borrower's past custom and practice, or (h) sell, assign or transfer any material portion of its assets.

ARTICLE VI

EVENTS OF DEFAULT

       6.01     Events. Any of the following events shall be considered a "Default" as that term is used herein:

       (a)      Principal and Interest Payments. Default is made in the payment of any installment of principal or interest on the Note on demand or as otherwise set forth herein (time being of the essence), or default is made in the payment of any other Indebtedness (including amounts owed under the Factoring Facility (as defined below)) when due, by demand, maturity, acceleration, maturity or otherwise (time being of the essence); or

       (b)      Representations and Warranties. Any representation or warranty made by Borrower in any Security Instrument proves to be untrue or incorrect, or to have been untrue or incorrect at the time it was made; or

       (c)      Covenants. Default is made in the due observance or performance of any of the covenants or agreements of Borrower contained in any Security Instrument, including this Agreement; or

       (d)      Bankruptcy Proceedings. A receiver or trustee of Borrower or any of its property, is created or authorized; or Borrower becomes insolvent or a debtor under the Bankruptcy Code; or Borrower makes a general assignment, conveyance, or transfer for the benefit of its creditors, or is generally not paying its debts as such debts become due; or

       (e)      Changes in Ownership or Management. There shall occur (i) any change in the current ownership of the equity interests in Borrower, or (ii) any change in the managers or the executive officers of Borrower; or

       (e)      Government Contracts. There shall occur any breach, termination or suspension of performance of a Government Contract; or

       (f)     Factoring Facility.     There shall be any breach by the Borrower under the terms of the Purchase and Sale Agreement between the Borrower and the Lender of even date herewith (the "Factoring Facility").

       6.02     Remedies. Upon the happening of any Default (i) Lender may declare the entire amount of all Indebtedness then outstanding to be immediately due and payable (provided that the occurrence of any event described in Subsection 6.01(d) shall automatically accelerate the maturity of the Indebtedness, without the necessity of any action by Lender) without presentment, demand, protest, notice of protest or dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration, notice of any kind, all of which are hereby expressly waived by Borrower; and (ii) all obligations, if any, of Lender hereunder, shall immediately and automatically cease and terminate, without any action by or notice from Lender.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF LENDER

       Lender represents and warrants to Borrower that:

       7.01     Subordination.     In the event the Borrower later acquires additional financing, and the proceeds of such financing are used to repay Obligations under this Agreement, the Borrower will agree to subordinate its security interest granted pursuant to the Security Agreement, on commercially reasonably terms, to the prior repayment of such additional financing; provided, however, that such subordination will not effect the separate security interest granted in the Lender's receivables pursuant to the Factoring Facility.

       7.02 The Lender acknowledges that certain clauses of this Agreement may result in the Borrower providing the Lender with material non-public information. The Lender agrees to keep such information confidential and to execute a confidentiality agreement at the time the Borrower provides the information. Additionally, the Lender (including, as applicable, its officers, directors, principals, employees, subsidiaries and affiliates) agrees not to trade in the Company's securities while in possession of material non-public information.

ARTICLE VIII

CONDITIONS

       The commitment of Lender to consider in its sole discretion to make Advances is subject to the completion by Lender of its due diligence related to Borrower and its operations and the Government Contracts, to the accuracy of each and every representation and warranty of Borrower made or referred to in each Security Instrument, to the performance by Borrower of its obligations hereunder on or before the date of each Advance, and to the satisfaction of the following further conditions which must be satisfied as of the date of this Agreement and of each Advance under the Note:

       8.01     No Default. No Default shall have occurred, and there shall not have occurred any condition, event, or act which constitutes, or with notice or lapse of time (or both) would constitute, a default or event of default under any note or agreement to which Borrower is a party.

       8.02     No Material Adverse Change. There shall have occurred no material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument.

       8.03     Security Instruments. Borrower shall have duly and validly executed and delivered, or caused to be executed and delivered, to Lender such documents, instruments and agreements as Lender may request, each in form and substance satisfactory to Lender, and Lender shall have taken such action as Lender may deem necessary to perfect its security interests.

       8.04     Information. All financial information and insurance information required or requested by Lender shall have been furnished and shall be, as of the date of the requested Advance, true and correct in all material respects.

       8.05     Government Contracts; CCR Report. The Government Contracts (including all modifications, renewals, extensions, amendments and restatements thereof and substitutions therefor) shall have been executed in form and content acceptable to Lender, and the Government Contracts shall have been assigned to Lender in compliance with applicable law, such that Lender is recognized by the account debtors thereunder to have all rights of an assignee of such accounts. In addition, Borrower must provide a current copy of its CCR report showing Lender's account information, and otherwise in form and content acceptable to Lender.

       8.06     Factoring Facility. Borrower and Lender shall have entered into the Factoring Facility, on terms and conditions satisfactory to Borrower and Lender.

       8.07     Investor Funding. Lender shall have received from its investors the proceeds necessary to fund each proposed Advance.

ARTICLE IX

MISCELLANEOUS

       9.01     Notices. All communications and notices under or in connection with this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or personally delivered or telefaxed. All such communications shall be mailed or delivered to the appropriate address or telefax number set forth on the signature page hereof, with a copy, in the case of Lender to P.O. Box 711249, Houston, Texas 77271-1249, Attn: Mr. Terrance R. Martin. Any notice so mailed shall be deemed to be given two (2) business days after when so mailed, and any notice so delivered shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Lender, as the case may be.

       9.02     Governing Law. THIS AGREEMENT AND THE NOTE SHALL BE INTERPRETED, CONSTRUED AND GOVERNED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA. VENUE FOR ANY LITIGATION BETWEEN OR AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE CHARLESTON COUNTY, SOUTH CAROLINA. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN SOUTH CAROLINA, AND WAIVES ALL OBJECTIONS TO PERSONAL JURISDICTION IN SOUTH CAROLINA AND VENUE IN CHARLESTON COUNTY FOR PURPOSES OF SUCH LITIGATION.

       9.03     Invalidity. If one or more of the provisions of the Note or any Security Instrument shall be held invalid, illegal, or unenforceable, such holding shall not affect any other provision of the Note or any Security Instrument.

       9.04     Survival of Agreement. All representations, warranties, covenants, and agreements contained in the Note or any Security Instrument shall bind Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

       9.05     Waivers. Rights and remedies of Lender under the Note and each Security Instrument are cumulative, and the exercise or partial exercise of any right or remedy shall not preclude the exercise of any other right or remedy. No failure to exercise and no delay in exercising any power or right under any of the Security Instruments shall operate as a waiver thereof.

       9.06     STATUTE OF FRAUDS. THIS WRITTEN LOAN AGREEMENT AND ANY WRITTEN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:

Address:	FORCE PROTECTION INDUSTRIES, INC.
9801 Highway 78, #3
Ladson, South Carolina 29456
By: /s/ Ted McQuinn
Ted McQuinn, President

LENDER:

Address:	GC FINANCIAL SERVICES, INC.

8915 Haverstock Drive	By: /s/ Kent R. Martin
Houston, Texas 77031	Kent R. Martin, President

Exhibit 4.2

DEMAND NOTE

$5,000,000.00      June 29, 2005

       FOR VALUE RECEIVED, the undersigned promises to pay to the order of GC FINANCIAL SERVICES, INC., a Nevada corporation ("Lender"), at the offices of Lender at 8915 Haverstock Drive, Houston, Texas 77031, FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or the unpaid principal balance outstanding from all advances made hereunder from time to time, in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the principal amount that remains outstanding and unpaid from the date advanced until paid in full, at such interest rates and at such times as are specified in that certain Bridge Facility of even date herewith, executed by the undersigned and Lender, as same may hereafter be modified, renewed, extended, amended or restated (the "Bridge Facility").

       This Note is being executed pursuant to the terms of the Bridge Facility and is the Note described therein. In the event of any irreconcilable conflict between the provisions of the Bridge Facility and this Note, then the provisions of the Bridge Facility shall govern and control. Any default under the Bridge Facility or any Security Instrument (as such term is defined in the Bridge Facility) shall constitute a default under this Note.

       The principal amount payable hereunder shall be the sum of all advances made by the Lender to or for the benefit of the undersigned, less principal payments actually received in cash by Lender. The books and records of the Lender shall be the best evidence of the principal amount and the unpaid interest amount owing at any time hereunder and shall be conclusive absent manifest error. No interest shall accrue hereunder until the date of the first advance made by the Lender; thereafter, interest on all advances shall accrue and be computed on the principal balance outstanding from time to time hereunder until the same is paid in full. Advances made hereunder shall be made at the sole discretion of the Lender, and the Lender shall have no obligation whatsoever to make advances.

       This Note and any other indebtedness and liabilities whatsoever of the undersigned to Lender, and any and all renewals, modifications or extensions thereof, whether contingent or absolute, and whether now existing or hereafter arising, and howsoever evidenced (herein collectively called "Indebtedness") are secured by all collateral, rights and properties described in each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will hereafter from time to time be, executed by the undersigned to or for the benefit of the Lender (all herein collectively called the "Collateral").

       If the undersigned or any endorser, guarantor or accommodation party (or any of them) fails to pay this Note ON DEMAND following 15 business days written notice thereof, or as otherwise set forth in the Bridge Facility, or fails to pay any other Indebtedness when due, by demand, maturity, acceleration or otherwise, then Lender may at its option and without prior notice to the undersigned declare any or all of such Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence thereof to the contrary), sell or liquidate all or any portion of the Collateral, offset against the Indebtedness any amounts owing by the Lender to the undersigned, charge interest at the default rate provided in the Bridge Facility, and exercise any one or more of the rights and remedies granted to Lender by agreement with the undersigned or given to Lender under applicable law.

       The undersigned shall have the privilege to prepay at any time, and from time to time, all or any part of the principal amount of this Note, without notice, penalty or fee, provided that all accrued and unpaid interest, if any, through the date of the prepayment is also paid, such prepayments to be applied first to accrued and unpaid interest on the principal amount, then to the discharge of any expenses for which the holder of this Note may be entitled to reimbursement under any agreement with the undersigned, and the balance, if any, to the unpaid principal balance. This right to prepay this Note shall not be deemed as a right to receive a release of any of the liens or security interests covering the Collateral.

       This Note shall bind the undersigned and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

       Each maker, guarantor and endorser waives presentment, demand, protest and notice of dishonor and agrees that no extension or indulgence to the undersigned or release or nonenforcement of any security, or release of any third party, whether with or without notice, shall affect the obligations of any maker, guarantor, endorser or accommodation party.

       Each maker and endorser agrees to reimburse to the holder of this Note for any and all costs and expenses (including, but not limited to, reasonable attorney fees) incurred in collecting or attempting to collect this Note.

       No agreements, conditions, provisions or stipulations contained in this Note, or the exercise by the holder hereof of the right to demand the payment of principal and interest, or to exercise any option whatsoever contained herein, or in any other agreements between the undersigned and Lender, or the arising of any contingency whatsoever, shall entitle the holder of this Note to contract for, charge or collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal law as now or as may hereinafter be in effect, but otherwise without limitation (hereinafter referred to as the "Maximum Legal Rate") and in no event shall the undersigned be obligated to pay interest exceeding such Maximum Legal Rate; and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the undersigned to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or collected in excess of the Maximum Legal Rate (hereinafter referred to as the "Excess"), the undersigned acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accidental and bona fide error, and that any Excess received by Lender shall be first applied to reduce the principal then unpaid hereunder; second, applied to reduce any other Indebtedness; and third, returned to the undersigned, it being the intention of the undersigned and Lender not to enter at any time into an usurious or other illegal relationship. The undersigned recognizes that such an unintentional result could inadvertently occur. By the execution of this Note, the undersigned covenants that (a) the credit or return of any Excess shall constitute the acceptance by the undersigned of such Excess, and (b) the undersigned shall not seek or pursue any other remedy, legal or equitable, against Lender, or any holder hereof based, in whole or in part, upon the contracting for, charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender or any holder hereof, all interest at any time contracted for, charged or received by Lender or any holder hereof, in connection with this Note, shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

       THE BRIDGE FACILITY AND THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND GOVERNED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA. VENUE FOR ANY LITIGATION BETWEEN OR AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE CHARLESTON COUNTY, SOUTH CAROLINA. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN SOUTH CAROLINA, AND WAIVES ALL OBJECTIONS TO PERSONAL JURISDICTION IN SOUTH CAROLINA AND VENUE IN CHARLESTON COUNTY FOR PURPOSES OF SUCH LITIGATION.

       THIS NOTE AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE UNDERSIGNED AND LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE UNDERSIGNED AND LENDER.

       THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES THAT THIS NOTE IS PAYABLE ON DEMAND FOLLOWING 15 BUSINESS DAYS WRITTEN NOTICE THEREOF, OR IF DEMAND IS NOT SOONER MADE, THEN AS OTHERWISE SET FORTH IN THE BRIDGE FACILITY, AT ANY TIME NOTWITHSTANDING ANY PROVISIONS FOR ACCELERATION OR EVENTS OF DEFAULT CONTAINED IN THE BRIDGE FACILITY OR ANY SECURITY AGREEMENT, GUARANTY OR OTHER AGREEMENT SECURING PAYMENT HEREOF.

       IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first above written.

BORROWER:

FORCE PROTECTION INDUSTRIES, INC.,
a Nevada corporation

By: /s/ Ted McQuinn
Ted McQuinn, President

Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This agreement is entered into by and between Force Protection Industries, Inc., a Nevada corporation (the "Seller"), with offices at 9801 Highway 78, Building #3, Ladson, SC 29456, and G C Financial Services, Inc. (the "Purchaser") with offices in Houston, Texas.

Whereas, Purchaser is a financing institution organization in the business of financing/ purchasing accounts receivable invoices and the proceeds arising therefrom ("Receivables"); and

WHEREAS, Seller has one or more contract(s) with agencies of the U.S. Government under which Receivables will arise which Seller desires to sell.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

  1. Recitals

The above recitals are true and correct and incorporated herein by reference.

  2. Purchase and Sale

(a) From time to time Seller will agree to sell and Purchaser will agree to purchase Receivables due or to become due from Seller's U.S. Government customers (which shall be referred to herein as "Agency or Agencies") to Seller under identified contract(s) pursuant to the terms of this Agreement. Each such sale shall be evidenced by an addendum in the form of Exhibit "A" (each a "Contract Purchase Addendum"), setting forth the name and address of the Agencies, contract number, and any other information deemed necessary by the Purchaser to identify the Receivables. Each contract for which all Receivables are acquired hereunder is also referred to in this Agreement as a "Contract." The only Contracts subject to this Agreement are those identified in Contract Purchase Addendums that the parties will execute from time to time. Upon execution of a Contract Purchase Addendum by Seller and Purchaser, all Contracts and Receivables identified therein shall become subject to the terms of this agreement, and all representations and warranties set forth herein shall be deemed to be restated by Seller and applicable to such Contracts and Receivables. Seller shall further provide executed copies of such additional documents as Purchaser may reasonably require in order to complete any transaction described herein.

(b) Notwithstanding the provisions of Section 2(a) above, the Seller shall sell and the Purchaser shall purchase all Receivables up to the close of the first two delivery orders, in an amount "Not to Exceed" $63,000,000, under contract M67854-05-D-5091 (the "Minimum Amount"). In addition, if the Seller has not repaid in full the Bridge Facility of even date herewith between the Seller and the Purchaser (the "Bridge Facility"), prior to selling the Purchaser the Minimum Amount of Receivables hereunder, the Seller shall be obligated to sell to the Purchaser each month Receivables with a face amount equal to at least three times the remaining outstanding obligations of the Seller under the Bridge Facility (determined based upon the highest amount outstanding thereunder at any time during such month) until the Bridge Facility is repaid in full.

(c) Seller hereby agrees to sell, transfer and assign to Purchaser, its successors and assigns, all of Seller's right, title and interest to all books and records evidencing or relating to each Contract and the Receivables thereunder; all deposits, or other security for the obligation of any person under or related to each Contract and the Receivables thereunder; all goods which continue to be owed by Seller, related to or which by sales have resulted in, each Contract, including goods returned by the Agency; all rights of stoppage in transit, replevin, repossession, and reclamation and all other rights of action of an unpaid vendor or lien and all proceeds in any form of each contract, including, without limitation, monies (whether in deposit accounts or elsewhere), checks, notes, drafts, and other instruments for the payment of money.

(d ) The Purchase price for the Receivables acquired under each Contract shall be 98.10% of the amount due under such Contract and shall be evidenced in Exhibit "A" under the Terms of Sale in the Assignment of Claims against the United States Government.

(e) This Agreement represents an agreement for the absolute purchase of Receivables, and is in no way intended by the parties to be a loan or any type of agreement other than a purchase.

3. Representations and Warranties

With respect to the Receivables sold under each Contract by Seller to Purchaser hereunder, and as a material inducement for Purchaser to purchase each Receivable, Seller represents and warrants that:

  (a) The Seller is the sole and absolute owner of the Contract and the Receivables under the Contract, free and clear of any liens, security interests or encumbrances, and has the full and unrestricted legal right to sell, assign and transfer the Contract and Receivables thereunder, and the sale, assignment and transfer thereof does not contravene or conflict with the terms of any other agreement, commitment or instrument to which the Seller is a party except as may otherwise be disclosed in Exhibit "B" attached hereto (Disclosure Statement). If any are noted in Exhibit "B" or if Purchaser's due diligence reveals other claims, Seller agrees to cooperate fully with Purchaser to obtain from such parties such releases or subordinations as requested by Purchaser including executing such documents as required by Purchaser.

  (b) The Receivable(s) to be purchased shall not and will not be in dispute or subject to any defenses, and the payment of the Receivable(s) is not and will not be contingent upon the fulfillment of any past, existing or receivable contract(s).

  (c) There are no known defaults, set-offs or counterclaims or claims of such defaults, set-offs or counterclaims against the Contract or any other accounts receivable owing to Seller by each Agency that awarded a Contract contained in a Contract Purchase Addendum and the Contract and the Receivables thereunder have not been previously assigned by Seller in whole or in part or in any manner whatsoever, nor have they been subject to prior withholding of payments by the Agency. (ii)The Seller's contract is in compliance with federal wage determinations for the location where the contract is being performed. (iii) Seller will notify Purchaser within 24 hours of any such action by the Agency as to (i) and (ii) above.

  (d) Seller's principal executive office is located at the address set forth below its signature and it has no other offices except as follows:

             9801 Highway 78, Building #3
           Ladson, SC, 29456

  (e) The Seller's Factoring Application, all financial statements and all reports of the Seller are, as of the date hereof, true, correct and complete.

  (f) The Seller's execution and delivery of this Agreement and its consummation of the transactions contemplated hereby: have been duly authorized by all necessary corporate actions on the part of the Seller; (iii) will not violate any agreement, instrument, judgment, decree, order, statute, regulation or rule applicable to the Seller or any Guarantor of any of its assets or properties; and (iv) will not require the giving of any notice (including bulk sales notices) to, the making of any filing with or the obtaining of any consent or waiver from any person, entity court, political subdivision or agency.

  (g) Seller has not dealt with any broker, finder, or other person or entity entitled to any financial remuneration in connection with the transactions contemplated hereby except as disclosed in the Factoring Application, and the Seller agrees to indemnify Purchaser fully and completely from and against all liabilities and costs (including reasonable attorneys' fees and costs) arising from any inaccuracy of the foregoing provisions of this subsection (g).

4     Covenants

       With respect to the Receivables under each Contract to be sold by seller to Purchaser hereunder, Seller and Purchaser agree that:

  (a) The Receivables and any payment related thereto shall be the property of Purchaser solely and shall be paid to Seller, Seller shall promptly notify Purchaser of such payment(s) including any interest payments paid by the Agency due under the Prompt Payment Act clause, shall hold any check(s), note(s), drafts, monies or other instruments for the payment of money so received in trust for the benefit of Purchaser and shall pay over such monies and transmit such check(s) or draft(s) to Purchaser in kind, at its office set forth above, promptly and without delay. In this regard, Seller shall not negotiate or deposit any such check(s), note(s) or draft(s) or other instruments received, but will immediately notify Purchaser of receipt of same, and take such further actions as Purchaser may direct to ensure that all such amounts are paid to Purchaser. Seller shall not, directly or indirectly, attempt to collect any sums due under the Contract from the Agency without Purchaser's express written consent. Purchaser shall have such other rights and remedies against Seller as shall be available to Purchaser at law or in equity, all of which are hereby expressly reserved. Purchaser's rights that are set forth in this paragraph and elsewhere in this Agreement shall not be diminished or otherwise affected in the event that any assignment of any Contract Receivables are unenforceable against the Agency.

  (b) Upon the written request of Purchaser, Seller shall deliver to Purchaser at the address first set forth above, or to such other entity or address as may be designated by Purchaser, at Seller's expense, (i) all books and records evidencing or relating to that Contract and all invoices issued thereunder and (ii) all goods relating to the Contract in Seller's possession that have been returned by the Agency. Seller shall notify Purchaser immediately upon receipt by Seller from Agency of any goods relating to the Contract, which notice shall set forth the quantity of goods so received and the reasons for such return. Seller shall sign any documents required by purchaser to notify Agency of the assignment of the Contract.

  (c) Purchaser has the right of endorsement and to sign Seller's name on all payments received from, on account of, or in connection with the Contract and Seller hereby irrevocably appoints Purchaser its attorney in fact for that purpose in accordance with Exhibit "D" (Endorsement Authorization).

  (d) Seller will promptly advise the Purchaser, in writing, if the address of Seller's place of business, chief executive office or record keeping facility is changed or a new location is added, or if Seller's name shall change.

  (e) Should any of the representations and warranties set forth in clause 3 be inaccurate or should Seller breach any of the covenants set forth in this clause 4 and Purchaser utilizes an attorney to enforce its rights against Seller, Seller agrees that such attorney fees will be borne by Seller. In the event that it should become necessary for the Purchaser to enforce its rights hereunder against the Agency, Seller shall reimburse Purchaser for all of Purchaser's attorney fees.

  (f) Purchaser agrees to return to Seller any checks, monies or other forms of payment delivered to Purchaser in payment of invoices of Seller which have not been assigned to Purchaser, so long as no amounts are due to Purchaser under any Contract assigned by Seller, and no obligations (as defined in clause 6 below) are then due to Purchaser. Purchaser shall provide any endorsements necessary for negotiation of any checks returned pursuant to this subsection (f).

  (g) Seller shall furnish to Purchaser, from time to time, such financial information and records regarding Seller's business and financial condition as Purchaser may request; and Purchaser may inspect, examine and make copies of such of Seller's business and financial records as Purchaser may from time to time desire.

  (h)  Seller agrees to comply with all bulk sales or transfer laws which may apply and to provide Purchaser with evidence satisfactory to Purchaser of such compliance or inapplicability or absence of such bulk sales or transfer laws.

  (i) In the event any Agency withholds any payment acquired hereunder as a result or consequence of any alleged non-performance of any obligation, duty or agreement of Seller under the Contract or any other obligation of Seller to the Agency, Seller shall, within five (5) days after demand by Purchaser therefore, pay to Purchaser the amount of the payments withheld, abated or set-off by the Agency via wire transfer in immediately available funds to any account specified by Purchaser or, at Purchaser's sole option, sell and assign to Purchaser, at no cost and within five (5) working days of Purchaser's demand, such additional invoices under Seller's U.S. Government contracts that will equal the amount of the withholding, set-off or abatement. Purchaser shall have the right to review Seller's books and records that are reasonably required to identify additional invoices that may be assigned as required by this subsection (i). At Purchaser's sole option, Purchaser may withhold and set-off any payment otherwise due Seller under this Agreement to satisfy any obligation of Seller under this paragraph, or any other provision of this Agreement. Seller agrees not to execute any release with respect to any payment assigned to Purchaser in whatever form without Purchaser's express written consent. If requested by Purchaser, Seller agrees to pursue at Seller's expense, any claim required against any Agency that may be required to obtain any payment assigned to Purchaser.

  (j)  Seller hereby authorizes Purchaser to take all steps required to collect any Receivable acquired hereunder, and agrees to provide all documents and notifications, verbal and written, as Purchaser may reasonably require to permit Purchaser to communicate with Agency officials as the representative of Seller. In addition, Seller agrees to format each invoice for each Receivable acquired hereunder, and include in each invoice such information, as Purchaser may reasonably require. Seller further agrees to take such steps as Purchaser may reasonably direct to improve the likelihood and speed of the collection of Seller's invoices.

5. Indemnity

       Purchaser shall have the full right of recourse against the Seller on account of Contract(s) and Receivables that are not in material compliance with the Seller's representations and warranties to Purchaser set forth in this Agreement. Purchaser may elect, in its sole discretion, to demand that Seller repurchase from Purchaser any Receivables which are not in such compliance for the amount paid by Purchaser to Seller plus interest computed at the rate of 3.00% per month from closing of the relevant purchase.

       Purchaser is only purchasing Receivables from Seller and is not assuming any obligations of Seller pursuant to any Contract. Any and all such obligations, including, but not limited to, obligations relative to defective products, and any misrepresentations or other violations by Seller of statute, regulation or Contract, remain the sole responsibility of Seller. Seller indemnifies and holds Purchaser harmless from any and all such obligations which indemnity shall include payment of any and all judgments, claims, damages, costs or other liabilities and attorney's fees and costs incurred, in enforcing this indemnity and/or defending against such obligations. Seller is liable for any and all taxes assessed on any Invoice or any products and services relating thereto (except for Purchaser's income taxes), and shall indemnify and hold Purchaser harmless against the same.

PURCHASER DISCLAIMS ANY AND ALL LIABILITY UNDER ANY CIRCUMSTANCES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS, LOSS OF GOOD WILL OR BUSINESS OPORTUNITIES, EVEN IF PURCHASER HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER ANY CLAIM IS BASED UPON PRINCIPLES OF CONTRACT, WARRANTY NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY OR CONTRIBUTION, THE FAILURE OF ANY LIMITED OR EXCLUSIVE REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE OR OTHERWISE. IN NO EVENT SHALL PURCHASER'S LIABILITY TO SELLER EXCEED THE AMOUNT PAID TO SELLER UNDER THIS AGREEMENT.

The foregoing limitation of liability does not apply to personal injury or death caused by Purchaser's gross negligence or willful misconduct; or tangible property damage up to the amount such damage is paid by the Purchaser's liability insurance.

6.  Security Interest

       Seller grants to Purchaser a security interest in the Contract(s) this agreement relates to, and any Receivables relating thereto (whether or not specifically assigned to Purchaser and whether arising before or after termination of this Agreement) (the "Collateral"), to secure payment and performance of obligations at any time owing to Purchaser, fixed or contingent, whether arising under this or any other agreement or by operation of law or otherwise (the "Obligations"). The Obligations include, without limitation, amounts due to Purchaser as a result of violations of sections 3 or 4 hereof, costs and expenses (including attorney's fees) incurred solely as a result of the financial inability of any Agency to pay the amount due under the Contract(s) and any invoice(s) relating thereto, and any amount recovered by Seller on any invoice issued under the Contract(s).

  7.  Payment

Purchaser's obligations hereunder are subject to and contingent upon the following:

  (a)  Purchaser obtaining a valid first priority security interest pursuant to Section 6 hereof. Upon Purchaser's satisfaction that the UCC-1 constitutes a first lien position on the Collateral, this contingency shall be deemed satisfied.(b)  Purchaser and Seller shall have executed the Bridge Facility.(c)  Purchaser's satisfactory inspection and review of all such items as reasonably deemed necessary by Purchaser to review, in Purchaser's sole and absolute discretion. In this regard, Purchaser shall have ten (10) banking days within which to perform any and all such inspections, and Seller shall fully cooperate with Purchaser in such regard. Such cooperation shall include Seller providing to purchaser such documentation or other evidence of permission to allow Purchaser to perform credit checks, UCC searches, tax lien searches, bankruptcy filing searches, judgment searches and corporate and principal credit reports. If for any reason, Purchaser is not satisfied with the results of such inspections, the Purchaser may cancel and terminate this agreement or, at Purchaser's sole option, the Contract Purchase Addendum for the transaction in question, within such time period by written notice to Seller.(d)  Upon Satisfaction of (a), (b) and (c) above, Seller's execution and delivery of Assignment of Claims of the Contract Receivables being purchased on the form as attached hereto as Exhibit "A", and the applicable Agency's Contracting Officer's and Payment Officer's acknowledgement and acceptance of same for the applicable Contract. Upon such acceptance/ approval, Purchaser shall pay the Purchase Price as set forth in Section 2(d).

8. Waiver/ Amendment/ Assignment

       No failure or delay on the part of Purchaser in exercising any right, power or remedy granted to Purchaser hereunder shall constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein. This Agreement sets forth the entire agreement and understanding of the parties hereto and hereby merges and supercedes all prior negotiations and discussions, whether oral or written, other than the Bridge Facility and the documents contemplated thereby. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Purchaser. Seller shall not assign this Agreement without Purchaser's prior written consent. This Agreement shall benefit and be binding on the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, the provisions of this Agreement are for the exclusive benefit of the parties, and no other person or entity, including creditors of any party hereto, shall have any right or claim against any party by reason of those provisions or be entitled to enforce any of those provisions against any party.

9. State law/ Jurisdiction/ Attorney's Fees

       This Agreement may not be amended, modified, or terminated except in writing and said Agreement shall be construed in accordance with and governed by the laws of the State of South Carolina. The prevailing party in any dispute regarding this Agreement shall be entitled to recovery of attorney's fees and costs incurred therewith.

10. Further Assurances

       The Seller agrees that, at the Seller's sole cost and expense, the Seller shall assist Purchaser to verify the existence and/or collectibility of any invoice issued under any Contract, execute and deliver such other documents and Uniform Commercial Code financing statements in fileable form as may be requested by Purchaser, and take such further action, as Purchaser may from time to time request, to consummate further the transactions contemplated hereby and/ or to facilitate the collection of any invoice issued under any Contract and enforcement of Purchaser's rights under this Agreement. Furthermore, in the event of breach by Seller hereunder, Purchaser hereby reserves all rights of a secured creditor pursuant to Uniform Commercial Code in the State of South Carolina with respect to the security interest granted by Section 6 hereof, including, but not limited to the right to contact Agencies. The provisions of this section shall survive the termination of this Agreement.

11. Notice:

       Any notice required or permitted by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated below (or such other address that such party shall specify to the other party in writing) or, if sent by certified mail, on the third business day after the day on which it is mailed, addressed to such party at such address:

For Purchaser;	G C Financial Services, Inc.
8915 Haverstock Drive
Houston, TX 77031

For Seller:	Force Protection Industries, Inc.
9801 Highway 78, Building #3
Ladson, SC, 29456

Copy to	Amy Trombly
Trombly Business Law
1163 Walnut Street, Suite 7
Newton, MA 02461

12. Confidential Information

       (a) "Confidential Information" shall mean (i) any trade secrets relating to either party's plans, designs, costs, prices and names, contacts, finances, marketing plans, business opportunities, personnel, contracts identified in Exhibit A, research development or know-how; and (ii) the terms, conditions and except as otherwise agreed to by the parties, existence of this Agreement. Notwithstanding the previous sentence, "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by the receiving party; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

       (b) Each party agrees to protect the other's Confidential Information from unauthorized dissemination and use. Neither party will use the other's Confidential Information for purposes other than those directly necessary to further the purposes of this Agreement. Neither party shall disclose to third parties the other party's Confidential Information without the prior written consent of the disclosing party unless such disclosure is required by a court of law or statutory authority, in which case the party subject to the requirement shall notify the other party promptly of such requirement prior to disclosure, and, if requested and reimbursed for any costs or expenses by the other party, take all steps that are reasonably necessary to protect the Confidential Information, such as requesting a protective order. No ownership or license rights are granted in any Confidential Information. In no event shall either party sell, distribute or otherwise use the other party's Confidential Information for any commercial or other purpose. The obligations contained in this section are perpetual.

13. Term of Agreement

This Agreement shall be effective as of June 29, 2005, and shall expire twelve (12) months thereafter (or upon performance of the parties' obligations hereunder if sooner). This Agreement shall automatically renew for successive twelve month periods unless either party notifies the other in writing of its intent to terminate at least thirty (30) days prior to the expiration of the then-current contract term, or as set forth in the next paragraph. Notwithstanding the foregoing, this Agreement shall remain in effect as required to carry out the provisions of Section 2(e) and as long thereafter as any Receivables purchased hereunder remain outstanding.

If either party commits a material breach of this Agreement, and fails to cure the same within thirty (30) days of receipt of written notice, the non-breaching party may terminate this Agreement upon expiration of the cure period described herein. Termination of this Agreement shall not affect Purchaser's rights with respect to any contract or Invoice sold or assigned hereunder prior to the effective date of termination. The provisions of Sections 3, 4, 5, 6, 10 and 12 shall survive the termination of this Agreement.

Force Protection Industries Inc.

Signed:	/s/ Ted McQuinn

Name:	Ted McQuinn

Title:	President

Date:	June 29, 2005

Attest:
SECRETARY OR OTHER AUTHORIZED PRINCIPAL OFFICER

Title:

Address:

ACCEPTED by G C Financial Services, Inc.

Signed:	/s/ Kent R. Martin
PRESIDENT OR OTHER AUTHORIZED PRINCIPAL OFFICER

Name:	Kent R. Martin
Title:	President

Date:	July 1, 2005

       Exhibit 10.2

SECURITY AGREEMENT

       THIS SECURITY AGREEMENT (the "Security Agreement") is executed effective the 29th _____ day of June, 2005, between FORCE PROTECTION INDUSTRIES, INC., a Nevada corporation ("Debtor"), whose principal place of business and chief executive office is located at 9801 Highway 78, #3, Ladson, South Carolina 29456, and whose federal tax identification number is 88-0361514 _____________, and whose organization number issued by the agency where Debtor's charter document is filed is C12110-1996_________, and GC FINANCIAL SERVICES, INC., a Nevada corporation ("Secured Party"), with offices at 8915 Haverstock Drive, Houston, Texas 77031. As used herein, the term "UCC" shall mean the South Carolina Uniform Commercial Code, as same is in effect from time to time.

       FOR VALUE RECEIVED, the receipt, adequacy and sufficiency of which are hereby acknowledged, Debtor grants to Secured Party the security interests (and the pledges and assignments as applicable) hereinafter set forth and agrees with Secured Party as follows:

A.     OBLIGATIONS SECURED. The security interest and pledges and assignments as applicable granted hereby are to secure punctual payment and performance of the following: (i) that certain Demand Note of even date herewith, executed by Debtor and payable to the order of Secured Party, and any and all extensions, renewals, modifications and rearrangements thereof (the "Note"); (ii) that certain Bridge Facility of even date herewith executed by Debtor and Secured Party, and all extensions, renewals, modifications and rearrangements thereof (the "Bridge Facility"); (iii) that certain Purchase and Sale Agreement of even date herewith executed by Debtor and Secured Party, and all extensions, renewals, modifications and rearrangements thereof (the "Factoring Facility); (iv) any and all other indebtedness, liabilities and obligations whatsoever of Debtor to Secured Party, whether direct or indirect, absolute or contingent, primary or secondary, liquidated or unliquidated, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several, or joint and several, and whether in connection with the Bridge Facility, the Factoring Facility or another transaction, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement, or otherwise; (v) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and (vi) any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise (all of which are herein separately and collectively referred to as the "Obligations"). Debtor acknowledges that the security interests hereby granted shall secure all future advances as well as any and all other indebtedness, liabilities and obligations of Debtor to Secured Party whether now in existence or hereafter arising.

B.     USE OF COLLATERAL. Debtor represents, warrants and covenants that the Collateral will be used by the Debtor primarily for business, commercial, investment or other similar purposes and not for personal, family or household purposes, nor in farming operations.

C.     DESCRIPTION OF COLLATERAL. Debtor hereby grants to Secured Party a security interest in (and hereby pledges and assigns as applicable) and agrees that Secured Party shall continue to have a security interest in (and a pledge and assignment of, as applicable), the following property, whether now owned or existing or hereafter arising or acquired, and all products and proceeds thereof, and all replacements thereof, additions thereto, and substitutions, accessories, appurtenances and parts therefor, to-wit:

       Accounts. All accounts (as such term is defined in Article 9 of the UCC) whether now owned or existing or hereafter arising or acquired by Debtor, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale, lease or other disposition of inventory, and expressly including all notes, drafts, acceptances, instruments and chattel paper arising from any of the foregoing, and all refunds and rights to reimbursement.

       Inventory. All inventory (as such term is defined in Article 9 of the UCC), including all goods, merchandise, raw materials, work in process, finished goods and other tangible personal property, wheresoever located, whether now owned or existing or hereafter arising or acquired by Debtor, and (a) leased by Debtor as lessor, (b) held for sale or lease or furnished or to be furnished under contracts for service, (c) furnished by Debtor under a contract of service, or (d) used or consumed in Debtor's business, and all additions and accessions thereto and all purchase orders, leases and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, whether in the possession of the Debtor, a warehouseman, a bailee, or any other person.

       Equipment. All equipment (as such term is defined in Article 9 of the UCC) of every nature and description whatsoever, whether now owned or existing or hereafter arising or acquired by Debtor, including all appurtenances and additions and accessions thereto and substitutions therefor and replacements thereof, wheresoever located, including all tools, parts, components and accessories used in connection therewith, and expressly including all vehicles, rolling stock, and goods (as such term is defined in Article 9 of the UCC) other than inventory, farm products and consumer goods.

       General Intangibles. All general intangibles (as such term is defined in Article 9 of the UCC) and other personal property, whether now owned or existing or hereafter arising or acquired by Debtor, and expressly including any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter of credit rights, letters of credit, money, oil, gas or other minerals before extraction. The term "general intangibles" includes (a) payment intangibles (as such term is defined in Article 9 of the UCC), (b) software (as such term is defined in Article 9 of the UCC), (c) all patents, copyrights, trademarks, service marks, processes, formulae, know-how, prototypes, samples, plans, scientific and/or technical information, trade secrets, confidential or proprietary information, items under development, in application or other "pending" status, and all other items of a similar nature used in the conduct of Debtor's business, and (d) all benefits, rights, titles and interests under all partnership, joint venture and limited liability company agreements between or among Debtor and any other party (but none of Debtor's liabilities or obligations with respect thereto).

       Chattel Paper. All chattel paper (as such term is defined in Article 9 of the UCC), whether now owned or existing or hereafter arising or acquired by Debtor.

       Instruments. All instruments (as such term is defined in Article 9 of the UCC), including promissory notes, whether now owned or existing or hereafter arising or acquired by Debtor.

       Documents. All documents (as such term is defined in Article 9 of the UCC) whether now owned or existing or hereafter arising or acquired by Debtor.

       The term "Collateral" as used in this Agreement shall mean and include, and the security interest (and pledge and assignment as applicable) shall cover, all of the foregoing property, as well as any accessions, additions, appurtenances and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, farm products, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property, and all documents, books, records, journals, ledgers, vouchers, receipts, tickets, memoranda, contracts, partnership agreements, joint venture agreements, limited liability company agreements, correspondence and other records, writings or other data relating to any of the foregoing.

       Notwithstanding anything herein to the contrary, Secured Party does not assume and shall have no responsibility for debts, obligations or liabilities of Debtor under any documents, instruments, agreements or other general intangibles included within the Collateral, and this Agreement shall not be deemed or construed to obligate Secured Party to take any action hereunder or thereunder, or to incur any expense, or to perform or discharge any obligation, duty or liability thereunder. Debtor hereby agrees to indemnify, defend and hold harmless Secured Party from and against any and all claims, suits, actions, causes of action, judgments, damages and losses, whether direct or indirect, absolute or contingent, incurred or suffered by Secured Party as a result of or in connection with any documents, instruments, agreements or other general intangibles included within the Collateral or this Agreement, unless caused by the Secured Party's gross negligence or willful misconduct.

D.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor represents and warrants as follows:

       1.     Ownership; No Encumbrances. Except for the security interest (and pledges and assignments as applicable) granted hereby and as expressly permitted by the Bridge Facility or the Factoring Facility, the Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, Debtor will be, the owner of all such Collateral free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

       2.     Financing Statements. Debtor hereby authorizes Secured Party to file financing statements and amendments thereto and other records (and hereby authorizes and ratifies any prior filings) without Debtor's signature thereon, to the maximum extent permitted by applicable law, in order to perfect, amend or continue Secured Party's interest in the Collateral, or any agricultural liens or other statutory liens held by Secured Party. This authorization shall be in addition to and cumulative with any such authority granted by applicable law, and shall expressly include the rights (a) to indicate that the Collateral consists of all assets of Debtor, or words of similar import, and (b) to provide any other information deemed necessary or advisable by Secured Party. There is no financing statement or similar filing now on file in any public office covering any part of the Collateral, and Debtor will not execute and there will not be on file in any public office any financing statement or similar filing except the financing statements filed or to be filed in favor of, or assigned or to be assigned on the date hereof to, Secured Party.

       3.     Accuracy of Information; No Changes. The Debtor's name as set forth in the preamble to this Agreement conforms exactly to the name of the Debtor as indicated on the public record of the Debtor's jurisdiction of organization which shows the Debtor to have been organized. All information furnished to Secured Party concerning Debtor, the Collateral and the Obligations (including without limitation Debtor's exact name, organizational structure, jurisdiction of organization, federal tax identification number and organization number, locations and addresses), or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects. Further, Debtor will not change its name, organizational structure, jurisdiction of incorporation or organization, federal tax identification number, organization number, place of business, chief executive office or residence without the Secured Party's prior written consent.

       4.     Authority; Consent; Validity; Binding Obligation. Debtor has full right and authority to execute and perform this Agreement and to create the security interest (and pledges and assignment as applicable) created by this Agreement, without the necessity of obtaining any consents or approvals of, or the taking of any other action with respect to, any third parties (or if any such consents or approvals are required they have been obtained and delivered to Secured Party, or if any such other actions are required they have been taken). This Agreement, when fully executed by the parties hereto, will constitute the legal, valid and binding agreement of Debtor, enforceable against Debtor in accordance with its terms. The making and performance by Debtor of this Agreement will not violate any articles of incorporation, articles of organization, bylaws, operating agreement, or similar document respecting Debtor, any provision of law, any order of court or governmental agency, or any indenture or other agreement to which Debtor is a party, or by which Debtor or any of Debtor's property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or result in the creation or imposition of any charge, lien, security interest, claim or encumbrance of any and every nature whatsoever upon the Collateral, except as contemplated by this Agreement.

       5.     Debtor's Organization, Location and Addresses; Location of Collateral. Debtor is a corporation organized and existing under the laws of Nevada. The address of Debtor designated at the beginning of this Agreement is Debtor's place of business if Debtor has only one place of business; or Debtor's chief executive office if Debtor has more than one place of business. Debtor agrees not to change such address without advance written notice to Secured Party. All of the Collateral shall be kept at Debtor's address set forth above, or at such other locations to which Secured Party may consent in writing.

       6.     Solvency; No Fraudulent Transfer. Debtor (i) is solvent with assets of a value that exceeds the amounts of its liabilities, (ii) is able to meet its debts as they mature, and (iii) in its reasonable opinion, has adequate capital to conduct the businesses in which it is engaged. The value of the consideration received and to be received by Debtor in connection with the Obligations is reasonably worth at least as much as the liabilities and obligations of Debtor incurred or arising under this Agreement, the Bridge Facility, the Factoring Facility and all related papers and arrangements.

E.     GENERAL COVENANTS. Debtor covenants and agrees as follows:

       1.     Operation of the Collateral. Debtor agrees to maintain and use the Collateral solely in the conduct of its own business, in a careful and proper manner, and in conformity with all applicable permits or licenses. Debtor shall comply in all respects with all applicable statutes, laws, ordinances and regulations. Debtor shall not use the Collateral in any unlawful manner or for any unlawful purpose, or in any manner or for any purpose that would expose the Collateral to unusual risk, or to penalty, forfeiture or capture, or that would render inoperative any insurance in connection with the Collateral.

       2.     Condition. Debtor shall maintain, service and repair the Collateral so as to keep it in good operating condition. Debtor shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use, with appropriate replacement parts. Debtor shall obtain and maintain in good standing at all times all applicable permits, licenses, registrations and certificates respecting the Collateral.

       3.     Assessments. Debtor shall pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any part thereof.

       4.     No Transfer. Except as expressly permitted in the Bridge Facility or the Factoring Facility, Debtor shall maintain possession of and control over the Collateral, and shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, license, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing.

       5.     Notices and Reports. Debtor shall promptly notify Secured Party in writing of any proposal to change the name, identity, jurisdiction of incorporation or organization, place of business, chief executive office, residence or organizational structure of Debtor, or of any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any litigation against Debtor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Debtor or the Collateral. Debtor shall furnish such other reports, information and data regarding Debtor's financial condition and operations, the Collateral and such other matters as Secured Party may request from time to time.

       6.     Landlord's Waivers. Debtor shall furnish to Secured Party, if requested, a landlord's waiver of all liens and an access agreement with respect to any Collateral covered by this Agreement that is or may be located upon leased premises or is otherwise in the care, custody, possession or control of a third party, such landlord's waivers and access agreements to be in such form and upon such terms as are acceptable to Secured Party.

       7.     Protection of Collateral. Secured Party, at its option, whether before or after an Event of Default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate. Debtor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Debtor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

       8.     Records; Inspection. Debtor shall maintain true, complete and accurate records of the Collateral and all products and proceeds thereof, and shall at all reasonable times allow Secured Party, by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make copies of or extracts from Debtor's books and records.

       9.     Proceeds. Debtor shall account fully and faithfully for, and if Secured Party so elects promptly pay or turn over to Secured Party, the proceeds (in whatever form) received in sale, lease, or other disposition in any manner of any of the Collateral, including without limitation any payments received under or with respect to any account, investment property, general intangible, document, instrument or chattel paper pledged or encumbered hereby.

       10.     Further Assurances. Debtor shall do, make, procure, execute and deliver all such additional and further acts, things, deeds, interests and assurances as Secured Party may request from time to time to create, perfect or continue Secured Party's security interests and to protect, assure and enforce Secured Party's rights and remedies, including without limitation, certificates of title to all titled vehicles included within the Collateral, duly noting Secured Party's security interest therein. Debtor shall, at any time and from time to time, take such steps as Secured Party may reasonably request for Secured Party (a) to obtain an acknowledgment, in form and substance satisfactory to Secured Party, of any bailee having possession of any the Collateral, agreeing that such bailee holds possession of the Collateral for the benefit of Secured Party, and (b) otherwise to insure the continued perfection of Secured Party's security interests in any of the Collateral, and the preservation of Secured Party's rights therein.

       11.     Insurance. Debtor shall have and maintain insurance at all times with respect to all tangible Collateral insuring against risks of fire (including so-called extended coverage), theft and such other risks as Secured Party may require, containing such terms, in such form and amounts and written by such companies as may be satisfactory to Secured Party, all of such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear. Unless a different period is specified in the Bridge Facility or the Factoring Facility, all policies of insurance shall provide for thirty (30) days' written minimum cancellation notice to Secured Party and at the request of Secured Party shall be delivered to and held by it. Secured Party is hereby authorized to act as attorney for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts or instruments. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable. Debtor specifically authorizes Secured Party to disclose information from the policies of insurance to prospective insurers regarding the Collateral.

       12.     Documents, Instruments, Agreements and Other General Intangibles. Debtor shall keep Secured Party promptly and fully informed of all circumstances bearing upon the documents, instruments, agreements and other general intangibles included within the Collateral, including without limitation with respect to any defaults or alleged defaults thereunder, and Debtor shall not, without the prior written consent of Secured Party, waive any of its rights or remedies under any such documents, instruments, agreements and other general intangibles.

       13.     Purchase Money Security Interests. To the extent Debtor uses proceeds advanced under the Bridge Facility or the Factoring Facility to purchase Collateral, Debtor's repayment of the Loan(s) (as such term is defined in the Bridge Facility) shall apply on a "first-in-first-out" basis, so that the portion of the Loan(s) used to purchase a particular item of Collateral shall be paid in the chronological order in which the Debtor purchased the Collateral.

F.     ADDITIONAL PROVISIONS REGARDING ACCOUNTS. The following provisions shall apply to all accounts included within the Collateral:

       1.     Additional Warranties. As of the time any account becomes subject to the security interest (or pledge or assignment as applicable) granted hereby, Debtor shall be deemed further to have warranted as to each and all of such accounts as follows: (a) each account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (b) each account is valid and subsisting and arises out of a bona fide sale or lease of goods sold or leased and delivered to, or out of and for services theretofore actually rendered by the Debtor to, the account debtor named in the account; (c) the amount of the account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any set-offs, credits, defenses, deductions or countercharges; and (d) Debtor is the owner thereof free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

       2.     Collection of Accounts. Debtor shall immediately transmit all proceeds of collection of accounts to Secured Party, and notify any and all account debtors to make payments of the accounts directly to Secured Party. Secured Party is hereby authorized to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of the Debtor on all commercial paper given in payment or part payment thereof, and in Secured Party's discretion to file any claim or take any other action or proceeding that Secured Party may deem necessary or appropriate to protect and preserve and realize upon the accounts and related Collateral. In order to assure collection of accounts in which Secured Party has a security interest (or which have been pledged or assigned to Secured Party as applicable) hereunder, Secured Party may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate, and to open and dispose of such mail and receive the collections of accounts included herewith. Secured Party shall have no duty or obligation whatsoever to collect any account, or to take any other action to preserve or protect the Collateral; however, Debtor releases Secured Party from any claim or claims for loss or damage arising from any act or omission of Secured Party and its officers, directors, employees or agents, should Secured Party elect to collect any account or take possession of any Collateral.

             3.     Identification and Assignment of Accounts. Upon Secured Party's request, whether before or after an Event of Default, Debtor shall take such action and execute and deliver such documents as Secured Party may request in order to identify, confirm, mark, segregate and assign accounts and to evidence Secured Party's interest in same. Without limitation of the foregoing, Debtor, upon request, agrees to assign accounts to Secured Party, identify and mark accounts as being subject to the security interest (or pledge or assignment as applicable) granted hereby, mark Debtor's books and records to reflect such security interests, pledges and assignments, and forthwith to transmit to Secured Party in the form received by Debtor any and all proceeds of collection of such accounts.

       4.     Account Reports. Unless a different period is specified in the Bridge Facility or the Factoring Facility, Debtor will deliver to Secured Party, prior to the expiration of thirty (30) days after the end of each calendar month, or on such other frequency as Secured Party may request, a written report in form and content satisfactory to Secured Party, showing a listing and aging of accounts as of the end of such calendar month and such other information as Secured Party may request from time to time. Debtor shall immediately notify Secured Party of the assertion by any account debtor of any set-off, defense or claim regarding an account or any other matter adversely affecting an account.

       5.     Segregation of Returned Goods. Returned or repossessed goods arising from or relating to any accounts included within the Collateral shall, if requested by Secured Party, be held separate and apart from any other property. Debtor shall as often as requested by Secured Party, but not less often than weekly even though no special request has been made, report to Secured Party the appropriate identifying information with respect to any such returned or repossessed goods relating to accounts included in assignments or identifications made pursuant hereto.

G.     ADDITIONAL PROVISIONS REGARDING INVENTORY. The following provisions shall apply to all inventory included within the Collateral:

       1.     Inventory Reports. Unless a different period is specified in the Bridge Facility or the Factoring Facility, Debtor will deliver to Secured Party, prior to the expiration of thirty (30) days after the end of each calendar month, or on such other frequency as Secured Party may request, a written report in form and content satisfactory to Secured Party, showing Debtor's opening inventory, inventory acquired, inventory sold, inventory returned, inventory used in Debtor's business, closing inventory, and any other inventory not within the preceding categories, as of the end of such calendar month, and such other information as Secured Party may request from time to time. Debtor shall immediately notify Secured Party of any matter adversely affecting the inventory, including, without limitation, any event causing loss or depreciation in the value of the inventory and the amount of such possible loss or depreciation.

       2.     Use of Inventory. Unless and until the privilege of Debtor to use inventory in the ordinary course of Debtor's business is revoked by Secured Party upon an Event of Default or if Secured Party deems itself insecure, Debtor may use the inventory in any manner not inconsistent with this Agreement, may lease or sell that part of the Collateral consisting of inventory provided that all such leases and sales are in the ordinary course of business, and may use and consume any raw materials or supplies that are necessary in order to carry on Debtor's business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

H.     EVENTS OF DEFAULT. Debtor shall be in default hereunder upon the happening of any of the following events or conditions (each an "Event of Default"): (i) non-payment when due (whether by acceleration of maturity or otherwise) of any payment of principal, interest or other amount due on any Obligation; (ii) the occurrence of any event which under the terms of any evidence of indebtedness, indenture, Bridge Facility, the Factoring Facility, security agreement or similar instrument permits the acceleration of maturity of any obligation of Debtor (whether to Secured Party or to others); (iii) any representation or warranty made by Debtor to Secured Party in connection with this Agreement, the Collateral or the Obligations, or in any statements or certificates, proves incorrect in any material respect as of the date of the making or the issuance thereof; (iv) default occurs in the observance or performance of, or if Debtor fails to furnish adequate evidence of performance of, any provision of this Agreement or of any note, assignment, transfer, other agreement, document or instrument delivered by Debtor to Secured Party in connection with this Agreement, the Collateral or the Obligations; (v) death, dissolution, liquidation, termination of existence, insolvency, business failure or winding-up of Debtor or any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations; (vi) the filing of a petition in bankruptcy by or against, or the application for appointment of a receiver or any other legal custodian for any part of the property of, or the assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy, rearrangement, reorganization, insolvency or similar laws for the relief of debtors by or against, the Debtor or any maker, endorser, guarantor, surety or other party primarily or secondarily liable for any of the Obligations; (vii) the Collateral becomes, in the judgment of Secured Party, impaired, unsatisfactory or insufficient in character or value; (viii) the filing of any levy, attachment, execution, garnishment or other process against the Debtor or any of the Collateral or any maker, endorser, guarantor, surety, or other party liable in any capacity for any of the Obligations, (ix) any amendment to, or assignment or termination of, any financing statement perfecting any interest of Secured Party in the Collateral or any portion thereof, is filed without the prior written consent of Secured Party; or (x) the Secured Party in good faith believes that the prospect of repayment or performance of the Obligations or any of the covenants, agreements or other duties under any writing executed in connection herewith is impaired.

I.     REMEDIES. Upon the occurrence of an Event of Default, or if Secured Party deems payment or performance of the Obligations to be insecure, or if the Collateral taken as a whole becomes, in the judgment of Secured Party, impaired, unsatisfactory or insufficient in character or value, or if Secured Party in good faith believes that the prospect of payment or performance of the Obligations is materially impaired, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

       1.     Declare Obligations Due. Secured Party, at its option, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

       2.     Remedies. Secured Party shall have all of the rights and remedies provided for in this Agreement and in any other agreements executed by Debtor, the rights and remedies provided to secured parties by the UCC, and any and all of the rights and remedies at law or in equity, all of which shall be deemed cumulative. Without limiting the foregoing, Debtor agrees that Secured Party shall have the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Debtor agrees to do; (b) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises; (c) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk, without cleaning or otherwise preparing the Collateral for sale, and disclaiming any warranties of title; and/or (d) whether before or after an Event of Default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at the address of Debtor designated at the beginning of this Agreement, at least five (5) days before the day of any public sale or at least five (5) days before the time after which any private sale or other disposition will be made. Debtor hereby waives demand, notice, presentment, notice of acceleration, notice of intent to accelerate, protest and any and all other notices and demands of any action taken by Secured Party, or in connection with the Obligations, or any party thereto, or the pledges and assignments contained herein, except as to notice or demand specifically required under the UCC or other applicable law or statute. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral. In addition, Debtor hereby irrevocably authorizes and empowers Secured Party, in Secured Party's sole discretion, during the continuance of an Event of Default hereunder, to: (i) assert, either directly or on behalf of Debtor, any claims Debtor may have from time to time under or with respect to the Collateral (including without limitation any deposit accounts, general intangibles, chattel paper, documents or instruments included therein), as Secured Party may deem proper; and (ii) receive and collect any amounts due to Debtor in respect of the Collateral (including without limitation any general intangibles, chattel paper, documents or instruments included therein) and to apply all such amounts on account of the Obligations in accordance with the terms of the Bridge Facility, the Factoring Facility or any other documents evidencing or securing the Obligations. Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and all officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney (and agent-in-fact) for the purpose of enabling Secured Party to assert and collect such claims and to apply such monies in the manner set forth herein.

       3.     Expenses. Debtor shall be liable for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, and proving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. If the validity or the priority of this Agreement or of any material rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to Secured Party and at Debtor's own cost and expense will diligently endeavor to cure any material defect that may develop or be claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Secured Party (whether or not named as a party to such legal proceedings) is hereby authorized and empowered to take such additional steps as in Secured Party's judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement, and the material rights, titles, security interests and other interests created or evidenced hereby, and all costs and expenses so incurred of every kind and character (including without limitation attorneys' fees and expenses) shall be reimbursed to Secured Party by Debtor. These expenses, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

       4.     Proceeds; Surplus; Deficiencies. Proceeds received by Secured Party from disposition of the Collateral shall be applied toward Secured Party's expenses and other Obligations and in such order or manner as Secured Party may elect. Debtor shall be entitled to any surplus if one results after lawful application of the proceeds, provided that if Secured Party sells any of the Collateral on credit, (a) Debtor will be credited only with payments actually made by the purchaser thereof, received by Secured Party and applied to the Obligations, and (b) in the event such purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of sale. Debtor shall remain liable for any deficiency.

       5.     Remedies Cumulative. The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

J.     OTHER AGREEMENTS.

       1.     Reinstatement of Agreement. Debtor agrees that, if at any time all or any part of any payment previously applied by Secured Party to the Obligations is or must be returned by Secured Party or is recovered from Secured Party for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect as if the prior application had not been made. Debtor hereby agrees to indemnify Secured Party and Secured Party's agents against, and to save and hold Secured Party harmless from, any required return by Secured Party, or recovery from Secured Party, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

       2.     Savings Clause. Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Debtor nor Debtor's heirs, legal representatives, successors or assigns or any other party liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

       3.     No Waiver by Secured Party. Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

       4.     Suretyship Waivers by Debtor. Debtor waives demand, notice of acceleration, notice of intention to accelerate, notice of nonpayment, presentment, notice of dishonor, protest, notice of acceptance of this Agreement, notice of credit extended, Collateral received or delivered, or other action taken in reliance hereon, and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as required by law. Debtor further waives any and all other suretyship defenses.

       5.     Marshalling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations are outstanding or by which any of the Obligations are secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

       6.     Severability. Any provision hereof found to be invalid by courts having jurisdiction shall be invalid only with respect to such provision (and then only to the extent necessary to avoid such invalidity). The offending provision shall be modified to the minimum extent possible to confer upon Secured Party the benefits intended thereby. Such provision as modified and the remaining provisions hereof shall be construed and enforced to the same extent as if such offending provision (or portion thereof) had not been contained herein, to the maximum extent possible.

       7.     Relationship to Other Agreements. This Security Agreement and the security interests (and pledges and assignments as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interests, pledges, assignments, liens, rights, titles or other interests in favor of Secured Party or assigned to Secured Party by others in connection with the Obligations. All rights and remedies of Secured Party in all such agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control. In the event of actual conflict in the terms of this Agreement and the Bridge Facility or the Factoring Facility, the Bridge Facility or the Factoring Facility, as appropriate, shall govern and control.

       8.     Notices. Any notice or demand given by Secured Party to Debtor in connection with this Agreement, the Collateral or the Obligations shall be deemed given and effective upon deposit in the United States mail, postage prepaid, addressed to Debtor at the address of Debtor designated at the beginning of this Agreement. Actual notice to Debtor shall always be effective no matter how given or received.

       9.     Headings and Gender. Paragraph headings in this Agreement are for convenience only and shall be given no meaning or significance in interpreting this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require.

       10.     Amendments. Neither this Agreement nor any of its provisions may be changed, amended, modified, waived or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, amendment, modification, waiver or discharge is sought.

       11.     Assignment; Binding Effect. Secured Party may from time to time assign the Obligations or any portion thereof and/or the Collateral or any portion thereof, and the Assignee shall be entitled to all of the rights and remedies of Secured Party under this Security Agreement in relation thereto. The provisions of this Security Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and all others who become bound as a debtor to this Security Agreement. The rights, powers and remedies of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party.

       12.     Governing Law. THE BRIDGE FACILITY, THE FACTORING FACILITY, THIS AGREEMENT AND THE NOTE SHALL BE INTERPRETED, CONSTRUED AND GOVERNED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA. VENUE FOR ANY LITIGATION BETWEEN OR AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE CHARLESTON COUNTY, SOUTH CAROLINA. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN SOUTH CAROLINA, AND WAIVES ALL OBJECTIONS TO PERSONAL JURISDICTION IN SOUTH CAROLINA AND VENUE IN CHARLESTON COUNTY FOR PURPOSES OF SUCH LITIGATION.

       13.     Multiple Counterparts. This instrument may be executed in multiple counterparts, each of which shall be an original, and all of which together shall constitute one and the same document.

       14.     Statute of Frauds. THIS SECURITY AGREEMENT, THE BRIDGE FACILITY, THE FACTORING FACILITY, AND ALL DOCUMENTS AND INSTRUMENTS REFERENCED HEREIN OR IN THE BRIDGE FACILITY OR THE FACTORING FACILITY, OR EXECUTED IN CONNECTION WITH OR ATTACHED TO THE BRIDGE FACILITY OR THE FACTORING FACILITY, REPRESENT THE FINAL AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN DEBTOR AND SECURED PARTY. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN DEBTOR AND SECURED PARTY.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

DEBTOR:

Address:	FORCE PROTECTION INDUSTRIES, INC.
9801 Highway 78, #3
Ladson, South Carolina 29456	By: /s/ Ted McQuinn
Ted McQuinn, President

SECURED PARTY:

Address:	GC FINANCIAL SERVICES, INC.

8915 Haverstock Drive	By: /s/ Kent R. Martin
Houston, Texas 77031	Kent R. Martin, President